UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2015

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588
 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01    Other Events.

On September 22, 2015, Simpson Manufacturing co., Inc. (the “Company”) issued a press release announcing its capital allocation program, including an accelerated share repurchase program. This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 14, 2015, the Company entered into a Master Confirmation and a Supplemental Confirmation for an accelerated share repurchase program (the “ASR Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”).  Pursuant to the ASR Agreement, the Company will repurchase approximately $25 million of its common stock from Wells Fargo. It is expected that the total number of shares that will be repurchased will be determined based on the daily volume weighted average market price of the Company’s common stock during the term of the ASR Agreement, less a discount.  On September 15, 2015, the Company paid an initial purchase price of $25 million to Wells Fargo and Wells Fargo delivered 498,700 shares of the Company’s common stock to the Company. At the completion of the program, the Company may be entitled to receive additional shares of its common stock from Wells Fargo, or, under certain circumstances, may be required to make a cash payment or, at the Company’s option, deliver shares to Wells Fargo. Final settlement of the ASR Agreement is expected to be completed by the end of the fourth quarter of 2015, although the settlement may be accelerated at Wells Fargo’s option to an earlier date after a specified minimum period.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which Wells Fargo is permitted to make adjustments to valuation and calculation periods. The ASR Agreement provides for various representations and warranties, covenants, and indemnification by the Company in favor of Wells Fargo. The ASR Agreement also provides that Wells Fargo can terminate or adjust the terms of the ASR Agreement following the occurrence of certain specified events, including major corporate transactions, market disruptions and other specified events involving the Company and/or its shares.

Wells Fargo and its affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 9.01    Financial Statements and Exhibits

Exhibit No.        Description

Exhibit 99.1        Press Release dated September 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	September 22, 2015	By	/s/BRIAN J. MAGSTADT
Brian J. Magstadt
Chief Financial Officer

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